SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549




                      FORM 8-K/A #1


Pursuant to Section 12 or 15 (d) of the Securities Exchange
Act of 1934


Date of Report (Date of earliest event report) April 23, 1996


            PACIFIC GATEWAY PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)


       NEW YORK             1-8692             04-2816560

         (State or other jurisdiction of  (Commission    (IRS
Employer
incorporation                   File Number)   Identification No.)


ONE RINCON CENTER, 101 SPEAR STREET, SUITE 215, SAN
FRANCISCO,CA 94105

(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including are code  (415)543-8600




                     Not Applicable

 (Former name or former address and former fiscal year,
              if changed since last report)


                     Not Applicable

(Former name or former address, if changed since last report)





       The Purpose of this filing is to add Exhibit 1.3
       pursuant to Regulations S-K item 601
(b)(10)(ii)(c)
       in electronic format.


       Exhibits


  1.3 Purchase and Sale Agreement dated March 18,1996 between
       Registrant and Metropolitan Life Company filed pursuant
           to Regulation S-K item 601 (b) (10) (ii) (c).



































                        SIGNATURE



  Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



  Dated:      April 23, 1996


                       PACIFIC GATEWAY PROPERTIES, INC.
                              (Registrant)





                              Gary W. Furney

                              Gary W.Furney
                              Vice President and
Controller
                              (Principal Financial a  Accounting Officer)



















                    CONTRACT OF SALE

                         between

            PACIFIC GATEWAY PROPERTIES, INC.,
                         Seller,

                           and

          METROPOLITAN LIFE INSURANCE COMPANY,
                        Purchaser




              Dated as of:  March 18, 1996




                        Property:
              Village Commons Shopping Center
                West Palm Beach, Florida

                          INDEX


Section                                             Page

1.   Property. . . . . . . . . . . . . . . . . . . .   1
2.   Purchase Price. . . . . . . . . . . . . . . . .   1
3.   Condition of Property; Title. . . . . . . . . .   3
4.   Time and Place of Closing; Due Diligence Period   4
5.   Conditions to Closing . . . . . . . . . . . . .   6
6.   Seller's Representations and Agreements . . . .  13
7.   Purchaser's Representations and Agreements. . .  24
8.   Apportionments. . . . . . . . . . . . . . . . .  25
9.   Closing Matters . . . . . . . . . . . . . . . .  27
10.  Title Examination; Survey; Violations . . . . .  28
11.  Risk of Loss. . . . . . . . . . . . . . . . . .  30
12.  Brokerage . . . . . . . . . . . . . . . . . . .  31
13.  Remedies. . . . . . . . . . . . . . . . . . . .  31
14.  Notices . . . . . . . . . . . . . . . . . . . .  31
15.  Choice of Law . . . . . . . . . . . . . . . . .  33
16.  Miscellaneous . . . . . . . . . . . . . . . . .  33
17.  Radon Gas Notification. . . . . . . . . . . . .  34

Exhibit A Escrow Agreement (Section 2(a))
Exhibit B Assignment of Leases, Security Deposits and Prepaid Rents
            (Section 5(a)(ii)(4))
Exhibit C General Assignment (Section 5(a)(ii)(5))
Exhibit D Lease Estoppel Form (Section 5(a)(ii)(10))
Exhibit E Contract Estoppel Form (Section 5(a)(ii)(11))
Exhibit F Tenant Letter Form (Section 5(a)(ii)(22))
Exhibit G Contractor Letter Form (Section 5(a)(ii)(23))
Exhibit H FIRPTA Affidavit (Section 6(a)(I)(vi))

                        SCHEDULES


1:   Legal Description of Land (Section 1)
2:   Personal Property (Section 1)
3:   Intentionally Omitted
4:   Leases (Section 5(a)(ii)(4))
5:   Contracts and Agreements (Section 5(a)(ii)(5))
6:   Certificates, Licenses and Permits (Section 5(a)(ii)(8))
7:   Rent Roll (Section 6(a)III.(I))
8:   Insurance Policies (Section 6(a)III.(v))
9:   Operating Statements (Section 6(a)II.(xvi))
10:  Engineering and Environmental Reports (Section 6(a)II.(iii))
11:  Deferred Maintenance Items (Section 6(a)II.(iii))
12:  Assessments (Section 6(a)II.(xiv))

                    CONTRACT OF SALE


          AGREEMENT, made as of the _____ day of March, 1996 by and between PACIFIC GATEWAY PROPERTIES, INC., a New York corporation, having an office at One Rincon Center, 101 Spear Street, Suite 215, San Francisco, California 94105 ("Seller"), and METROPOLITAN LIFE
INSURANCE COMPANY, a New York corporation, having an office at c/o MetLife Realty Group, Inc., White Plains Plaza, One North Broadway, Suite 500, White Plains, New York 10601 ("Purchaser").


                  W I T N E S S E T H :

          In consideration of the mutual covenants and provisions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

          1. Property. Seller hereby agrees to sell and Purchaser hereby agrees to purchase, upon the terms and conditions set forth in this Agreement, the property (the "Property") consisting of (a) all those certain plots,pieces or parcels of land located in the City of West Palm Beach, County of Palm
Beach and the State of Florida more particularly described in Schedule 1 hereto (the "Land"), (b) all buildings and all other structures, facilities or improvements presently located or hereinafter located in or on the Land (the "Improvements"), all fixtures, systems, equipment and items of personal property of Seller attached or appurtenant to, located on or used in connection with the ownership, use, operation or maintenance of the Land or the Improvements, including, without being limited to, the personal property set forth in Schedule 2 hereto (collectively, the "Personal Property"), (d) all right, title and interest, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof, (e) all right, title and interest, if any, to any
unpaid award for (1) any taking by condemnation or (2) any damage to the Land or the Improvements by reason of a change of grade of any street or highway and
(f) all easements, licenses, rights and appurtenances relating to any of the foregoing.

          2. Purchase Price. (a) The purchase price for the Property is Nineteen Million Three Hundred Thousand Dollars ($19,300,000) (the "Purchase Price").

          (b)  The Purchase Price shall be payable as follows:

          (I) Upon the later of (1) the date of execution and delivery of this Agreement and (2) March 22, 1996 (as such date may be extended pursuant to Section 4(d) hereof, the "Purchaser's Decision Date"; the period from and after the date of said execution and delivery through Purchaser's Decision Date is hereinafter referred to as the "Due Diligence Period"), Two Hundred Fifty Thousand Dollars ($250,000) (the "Downpayment") by check, subject to collection, payable to the order of Escrow Agent (as defined in Section 2 below) or wire transfer of same day funds to Chicago Title National Special Account #40549188 maintained at Citibank, N.A., with an address at 399 Park Avenue, New York, New York, to the attention of Mr. Tom Giallanza. The
     Downpayment shall be held in accordance with Sections 2 and (e) hereof.

          (ii) At the Closing (as hereinafter defined), an amount, subject to adjustment or withholding pursuant to the terms of this Agreement, equal to Nineteen Million Fifty Thousand Dollars ($19,050,000) shall be paid by a good, unendorsed cashier's or official bank check payable to the order of Escrow Agent or by wire transfer of same day funds to Chicago Title National Special Account #40549188 maintained at Citibank, N.A., with an address at 399 Park Avenue, New York, New York, to the attention of Mr. Tom Giallanza.

               Contemporaneously with the execution of this Agreement, the parties hereto have opened escrow with Chicago Title Insurance Company at its offices at 1211 Avenue of the Americas, New York, New York 10036,
Attention:  Asher Fried, Esq. ("Escrow Agent"), by depositing with Escrow
Agent an executed copy of this Agreement and the check described in Section 2(b)(I) hereof. The terms of this Agreement, together with the escrow agreement attached hereto as Exhibit A (the "Escrow Agreement"), shall be the instructions to Escrow Agent with respect to the purchase of the Property. The terms of this Agreement shall control over any inconsistent provisions of the Escrow Agreement.

          (d) Escrow and title insurance costs, fees and expenses shall be paid in accordance with Section 9 hereof.

          (e) Escrow Agent shall invest and deliver the Downpayment in accordance with the provisions of the Escrow Agreement.

          (f) Prior to the Closing Seller shall deposit with Escrow Agent the items set forth in Section 5(a)(ii) hereof and Purchaser shall deposit with Escrow Agent (I) the items set forth in Section 5(b)(ii) hereof and (ii) the balance of the Purchase Price for the Property as set forth in Section 2(b)(ii) of this Agreement subject to adjustment of such amount pursuant to Sections 8 and 9 hereof.

          (g)  Upon the Closing Date, Escrow Agent shall:

          (I) record the Deed and any other documents which Purchaser requests to be recorded at Closing;

          (ii) disburse to Seller the balance of the Purchase Price, subject to adjustment or withholding pursuant to the terms of this Agreement; and

          (iii) cause the Title Company (as hereinafter defined) to issue the title policies.

          3.   Condition of Property; Title; Post-Closing Escrow.  (a)
Except as expressly set forth in this Agreement, Seller has not made any representations as to the physical condition or any other matter or thing affecting or related to the Property. Purchaser agrees that its decision on or before Purchaser's Decision Date to proceed with the acquisition of the Property shall constitute an acknowledgement that (I) Purchaser has concluded (or Seller has concluded on behalf of Purchaser) whatever studies, tests and investigations it desires to conduct prior to said date and relating to the Property including, without limitation, economic reviews and analyses, including those relating to leasing, occupancy and income of the Property, soil tests, engineering analyses, environmental analyses and analyses of any applicable records of the planning, building, public works and any other governmental or quasi-governmental entity having or asserting jurisdiction over the Property; (ii) Purchaser has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Purchaser deems relevant, including, without limitation, all of the documents referred to in Section 4(d) of this Agreement;
 (iii)
except for the representations of Seller set forth in this Agreement, Purchaser is
relying solely on its own investigation as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions may not have been revealed by such investigation and (iv) Seller has given Purchaser every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all files and information in Seller's possession which Purchaser deems material to the purchase of the Property. Purchaser, moreover, acknowledges that (A) Seller did not develop or construct the Property, (B) Purchaser has entered into this Agreement with the intention of making and relying on its own investigation of the physical, environmental, economic and legal condition of the Property,except
for the representations of Seller set forth in this Agreement, and   Purchaser
is
not relying on any representations and warranties, other than those specifically set forth in this Agreement, made by Seller or anyone acting or claiming to act on
Seller's behalf concerning the Property or its value. Purchaser agrees that, except as otherwise expressly provided in Sections 3, 6, 10 and 11 of this Agreement, the Property is to be sold to and accepted by Purchaser in its "AS IS" condition and WITH ALL FAULTS on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have
been revealed by its investigation.

          (b) Subject to the provisions of Section 10 hereof, Seller agrees to convey the Property and Purchaser agrees to purchase the same, free and clear of all liens and encumbrances other than any Permitted Title Exceptions identified in accordance with the procedures described in Section 10 hereof.
To the extent
any of the Permitted Title Exceptions are not of record or, although of record, are no longer binding against the owner of the Property, nothing contained herein shall operate or be construed to be a recognition by Purchaser of the validity or binding effect of any such Permitted Title Exception.

          4. Time and Place of Closing; Due Diligence Period. (a) The closing of the transactions contemplated hereby (the "Closing") shall take place on the later of (I) ten (10) business days after the expiration of the Due Diligence
Period or (ii) the day immediately succeeding the date upon which an HSR Event (as hereinafter defined) shall occur or at such other time as the parties hereto shall mutually agree (the "Closing Date") through the escrow established with Escrow Agent.

          (b) From and after the date hereof through and including the Closing Date, Purchaser shall have the right, at reasonable times and on reasonable prior notice to Seller (subject to Section 4 hereof) to enter upon the
Property to conduct such inspections, investigations, tests and studies as Met Life
Realty Group, Inc., as investment advisor to Purchaser ("Advisor") shall deem necessary, including, without limitation, engineering tests and studies, physical examinations of the Property, due diligence investigations and feasibility studies.
Seller acknowledges and agrees that none of Purchaser, Advisor or any affiliate or agent of Purchaser or Advisor shall incur any liability to Seller as a result of the performance of any inspection or investigation pursuant to this Section 4(b) ;
provided that Purchaser shall indemnify, defend and hold Seller harmless from and against any and all loss, claim, liability and expense (including reasonable attorneys' fees) arising out of any damage to property or injury to persons caused solely by the gross negligence or willful misconduct of Purchaser or Purchaser's agents, employees or contractors in the course of conducting its investigations on the Property, whether before or after the execution of this Agreement. Purchaser's obligation pursuant to this Section 4(b) shall survive the Closing or earlier termination of this Agreement.

               Notwithstanding the provisions of Section 4(b) hereof, Purchaser shall not be permitted to conduct Phase I and Phase II environmental assessments of the Property. Seller shall arrange for the performance of a Phase
I environmental assessment of the Property and, if required by Purchaser, a Phase II environmental assessment of the Property, by a consultant acceptable to Purchaser, and for the delivery to Purchaser of a Phase I environmental report and, if applicable, a Phase II environmental report, addressed to both Purchaser and Seller (the "Environmental Reports") on or before the Real Estate Records Delivery Date (as hereinafter defined). The cost of the Environmental Reports shall be borne by Seller (subject to reimbursement in accordance with Section 9 hereof).

          (d) Seller shall deliver to Purchaser at least three (3) days prior to Purchaser's Decision Date (the "Real Estate Records Delivery Date") the following documents: (1) the Environmental Reports, (2) copies of all Permits (as hereinafter defined) not heretofore delivered to Purchaser and (3) a copy of the addendum to the Lease (as hereinafter defined) with Naughty Body, Inc. dated January 6, 1992 (the "Naughty Body Addendum"; the "Real Estate Records"). In the event that any Real Estate Records are not delivered to Purchaser on or before the Real Estate Records Delivery Date, the Purchaser's Decision Date shall be extended by as many days as shall be necessary to allow Purchaser three (3) days to review such Real Estate Records.

          (e) Purchaser may for any reason in its sole and absolute discretion elect to terminate this Agreement by notice to Seller given on or before
Purchaser's Decision Date. If Purchaser shall elect to terminate this Agreement pursuant to this Section 4(e), the parties hereto shall have no further obligations under this Agreement, except as otherwise provided in Section 4(b) hereof.

          5.   Conditions to Closing.  (a)  Purchaser's Conditions.
Purchaser's obligation to pay the purchase price and to accept title to the Property shall be subject to compliance by Seller with the following conditions precedent on and as of the Closing Date:

          (I) Possession of the Property shall be delivered to Purchaser free and clear of all tenancies and other occupancies except for the Leases (as defined in clause (ii)(4) below).

          (ii) Purchaser shall have received the following on or before the Closing Date, each of which shall be in form and substance satisfactory to Purchaser:

               (1) a special warranty deed (the "Deed") in proper statutory form for recording, duly executed and acknowledged by Seller and with all required documentary and transfer tax stamps affixed, sufficient to convey to Purchaser good and marketable fee simple title to the Property free of all liens and encumbrances other than the Permitted Title Exceptions;

               (2) a bill of sale (the "Bill of Sale") containing a warranty of title, duly executed and acknowledged by Seller, sufficient to convey to Purchaser good and indefeasible title free of all liens, encumbrances and security interests in and to all of the personalty owned by Seller located on, attached to or used in connection with the operation, maintenance or ownership of the Property, including, without limitation, the Personal Property;

               (3) an affidavit of title and such other affidavits as may be required by the Title Company (as hereinafter defined in Section 5(iii) hereof) in connection with the conveyance of the Property;

               (4) an assignment by Seller, in substantially the form annexed hereto as Exhibit B (the "Lease Assignment"), of all of Seller's right, title and interest in, to and under the leases and the
          amendments, extensions, modifications and supplements thereto set forth on Schedule 4 hereto, as updated to the Closing Date (the "Leases"), the New Leases (as defined in Section 6(a)(IV)(I)(7) hereof) and of all security deposits not reimbursed to tenants as of the Closing Date together with interest thereon (the "Security Deposits") and prepaid rents for any period from and after the Closing Date (the "Prepaid Rents") made by the tenants or any other persons having rights under the Leases (the "Tenants");

               (5) (A) an assignment by Seller, in substantially the form annexed hereto as Exhibit C (the "General Assignment"), of all of Seller's right, title and interest in, to and under:

                    (I)  the contracts and agreements and the
               amendments, modifications and supplements thereto set forth on Schedule 5 annexed hereto (the "Contracts"), other than the Management Agreement (as hereinafter defined) and a certain oral brokerage agreement with CB
               Commercial Real Estate Group, Inc. (the "CB Commercial Agreement") if each of such agreements shall have been terminated as of the Closing Date;

                    (II) the Permits (as defined in Section 5(a)(ii)(8) hereof);

                    (III) the Guaranties (as defined in Section 5(a)(ii)(9) hereof); and

                    (IV) the name "Village Commons" and any logo type or other symbol applicable to the Property; and

                    (B) a consent to the assignment of the Contracts by each service provider under the Contracts;

               (6) a certificate of a duly authorized officer of Seller to the effect that the warranties and representations of Seller set forth in this Agreement are true and complete on and as of the Closing
          Date and are not misleading in any material respect on and as of the Closing Date;

               (7) original, fully executed counterpart copies of all Leases (including, without limitation, the Naughty Body
          Addendum), New Leases (including, without limitation, the
          Restaurant Lease (as hereinafter defined) and the Mediloss Lease
          (as hereinafter defined)) and Contracts (or, if any such counterpart copy is unavailable after diligent effort on the part of Seller to obtain the same, a photostatic copy thereof, certified by each and every party thereto as accurate, complete and identical to the counterpart copy thereof);

               (8) to the extent in Seller's possession or at the management office located at the Property, the original certificate or certificates of occupancy and fire underwriter certificates for the Property and the originals of the other certificates, licenses and permits (including all amendments, modifications, supplements and extensions thereof) listed on Schedule 6 hereto (collectively, the "Permits"), except to the extent the same are required to be and are affixed at the Property, and of variances issued by any municipal, state or federal agency or authority relating to the ownership, use, occupancy, operation or maintenance of the Property, provided that, in any event, copies of such variances and all Permits shall be delivered to Purchaser;

               (9) counterpart copies of all guaranties or warranties then in effect with respect to the Improvements and the Personal Property (the "Guaranties");

               (10) estoppel letters from 100% of the tenants under the Leases dated within forty-five (45) days prior to the Closing Date and substantially in the form annexed hereto as Exhibit D (with the blanks filled in with the same information as set forth in Schedules 4 and 7 hereof and otherwise in a manner acceptable to Purchaser in its sole judgment and discretion);

               (11) estoppel and consent letters from each of the parties (other than Seller) to (A) all of the Contracts not cancelable upon thirty (30) or fewer days notice and (B) seventy-five percent (75%) of the remaining Contracts, dated within sixty (60) days prior to the Closing Date and substantially in the form annexed hereto as Exhibit E (with the blanks filled in with the same information as set forth in Schedule 5 hereof and otherwise in a manner acceptable to Purchaser in its sole judgment and discretion);

               (12) all Security Deposits, Prepaid Rents and other sums held by Seller as landlord under the Leases;

               (13) true and complete copies of the books and records
          of Seller in respect of the Property for the calendar years 1993 through 1996 to date, insofar as the same may be required by Purchaser in the ownership, use, occupancy, operation or maintenance of the Property following the Closing Date, including, without limiting the foregoing, Seller's books and records in respect of (A) any proceedings for the reduction of real estate taxes and assessments, (B) any outstanding insurance claims or claims
          against contractors,   any outstanding claims by or against utility
          companies servicing the Property, (D) payment or performance under or in respect of the Leases, the Contracts, the Guaranties (as defined in Section 5(a)(ii)(9) hereof) and all other agreements, licenses, permits or other instruments to be assigned or transferred to Purchaser pursuant to this Agreement or otherwise affecting the Property and (E) any other claims, lawsuits and proceedings affecting the Property or any interest therein ("Seller's Books and Records");

               (14) a true and complete set of all building plans, specifications and drawings (and of all documents and other materials related thereto) maintained by or on behalf of Seller for the Improvements;

               (15) a complete set of keys for the Improvements, appropriately tagged for identification;

               (16) counterpart copies of all engineering reports, surveys, soil tests, environmental reports, and any other test results or reports in Seller's possession or under Seller's control concerning the Property, and, if so requested by Purchaser, Seller shall instruct those who prepared such reports to divulge any information they may have concerning the Property, provided that Purchaser shall bear any additional costs incurred thereby;

               (17) the Environmental Reports, in form and substance satisfactory to Purchaser in its sole discretion;

               (18) operating statements of the Property for calendar years 1993, 1994, 1995 and 1996 to the date hereof, which statements shall be certified by Seller as true and complete in all respects;

               (19) copies of the articles of incorporation and other charter documents of Seller and any amendments or modifications thereto, certified by the Secretary of State of the State of New York, and the by-laws of Seller and any amendments or modifications thereto;

               (20) a certificate of the Secretary of Seller, dated the
          Closing Date, to the effect that (A) Seller is a corporation that has been duly organized, is validly existing and in good standing under the laws of the State of New York and is qualified to do business and is in good standing in the State of Florida, (B) Seller has all requisite corporate power and authority to perform the terms of
          this Agreement,   this Agreement has been duly authorized,
          executed and delivered by Seller pursuant to all necessary resolutions or consents of the board of directors of Seller, true and complete copies of which shall be attached to said certificate, that said resolutions or consents remain in full force and effect and that this Agreement is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, (D) the Deed, the Bill of Sale, the Lease Assignment and the General Assignment have been duly authorized, executed and delivered by, and are the legal, valid and binding obligations of, Seller, enforceable in accordance with their respective terms, and shall be effective to transfer to Purchaser the rights and benefits intended to be transferred thereby, (E) the Leases and the Contracts to be assigned to Purchaser pursuant to the Lease Assignment and the General
          Assignment have been duly authorized, executed and delivered by, and are legal, valid and binding obligations of, Seller,
          (F) appearing on said certificate are the true signatures of all officers of Seller who have executed this Agreement and who will execute all agreements and instruments to be delivered by Seller hereunder, (G) the executing officers are fully authorized to act on behalf of Seller, and (H) the copies of the corporate documents of Seller delivered pursuant to Section 5(a)(ii)(19) hereof are true and complete, and that, except as specified in said certificate, such documents have not been amended or modified and that no proceeding for the amendment or modification thereof is pending;

               (21) the Foreign Investment in Real Property Tax Act affidavit required by Section 6(a)(I)(vi) hereof; Purchaser shall have the right to file with the Internal Revenue Service (or any other governmental entities as may be required) the foregoing affidavit;

               (22) a letter by Seller and Purchaser to the Tenants informing them of the change in ownership of the Property (Exhibit F);

               (23) a letter by Seller and Purchaser to the other parties to the Contracts informing them of the change in ownership of the Property (Exhibit G);

               (24) (A) an acknowledgment of termination of the CB Commercial Agreement and the Management Agreement as of the Closing Date executed by the counterpart to Seller under each such agreement, or, if Seller shall be unable to obtain such an acknowledgment from the counterpart to Seller under the Management Agreement, a copy of a notice of termination of the Management Agreement executed by Seller stating that the Management Agreement is deemed terminated no more than thirty
          (30) days after such notice is given to the counterpart to the Management Agreement and that such counterpart shall cease performance of its obligations under the Management Agreement as of the Closing Date, together with evidence that such notice of termination was delivered by Seller to such counterpart no later than one (1) day after the date of execution and delivery of this Agreement; and

               (25) such additional documentation as Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

          (iii)     Purchaser shall receive from each of Chicago Title
     Insurance Company and First American Title Insurance Company or any other title company or companies approved by Purchaser in its judgment and discretion (collectively, the "Title Company"), current ALTA type B owner's forms of title insurance policies, or irrevocable and unconditional binders to issue the same, in an amount equal to, in the aggregate, the Purchase Price, dated, or updated to, the Closing Date, insuring, or committing to insure, at their ordinary premium rates (for a single title insurance policy insuring an amount equal to the Purchase Price), Purchaser's good and marketable title in fee simple to the Property subject only to the Permitted Title Exceptions and with all standard printed exceptions waived, each of such policies, at Purchaser's option, to contain
     (1) an affirmative endorsement insuring Purchaser that there are no violations of any restrictive covenants or zoning regulations affecting the Land or the Improvements and (2) such other affirmative insurance desired by Purchaser. Purchaser shall on the Closing Date pay to the Title Company the premium and other title fees which are payable to the Title Company in respect of said title insurance policies.

          (iv) Purchaser shall have received a currently dated as-built
     ALTA survey of the Property, prepared and certified to Purchaser and the Title Company by a certified or registered surveyor approved by Purchaser. Such survey shall: (1) be in form and substance satisfactory to Purchaser and the Title Company; (2) show the Improvements, the location of all easements, rights of way, sewer and water lines, building lines and encroachments, the location of all required building set-back lines and other dimensional regulations; and (3) also show the location of all abutting or adjoining streets, alleys, curb cuts and the like.

          (v) The representations and warranties contained in this Agreement shall be true and complete as of the Closing Date and not misleading in any material respect on and as of the Closing Date and Seller shall be in full compliance with the terms and provisions of this Agreement, in each case subject only to exceptions permitted by this Agreement.

          (vi) (1) The waiting period and any extension thereof under the Hart-Scott-Rodino Antitrust Improvements Act as amended (the "HSR
     Act") applicable to any of the transactions contemplated in this Agreement shall have expired or been terminated or (2) an amendment to the HSR
     Act promulgated by the appropriate governmental authorities shall be in effect which amendment, in the reasonable determination of counsel to Seller and Purchaser, eliminates the filing requirement under the HSR Act in connection with the transaction contemplated by this Agreement (each of the events set forth in clauses (1) and (2) of this Section 5(a)(vi) is referred to herein as an "HSR Event").

          (vii) Purchaser shall have the option to waive the requirement of Seller to perform any obligation or to deliver or cause to be delivered any document set forth in this Section 5(a).

          (b) Seller's Conditions. Seller's obligation to deliver title to the Property shall be subject to compliance by Purchaser with the following conditions precedent on and as of the Closing Date:

          (I)  Purchaser shall deliver to Escrow Agent on the Closing
     Date the remainder of the Purchase Price due pursuant to Section 2(b) hereof subject to adjustment of such amount pursuant to Sections 8 and 9 hereof.

          (ii) Purchaser shall deliver to Escrow Agent on the Closing Date the following:

               (1) a certificate of a duly authorized officer of Purchaser to the effect that the warranties and representations of Purchaser set forth in this Agreement are true and complete on and as of the Closing Date and are not misleading in any material respect on and as of the Closing Date; and

               (2)  a certificate of the Secretary or Assistant Secretary of Purchaser or Advisor, dated the Closing Date, to the effect that
          (A) Purchaser is a corporation that has been duly organized, is validly existing and in good standing under the laws of the State of New York, (B) Purchaser has all requisite corporate power and
          authority to perform the terms of this Agreement,   the transaction
          contemplated herein is authorized pursuant to all necessary action of that corporation, (D) this Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, (E) appearing on said certificate are the true signatures of all persons who have executed this Agreement and who will execute all agreements and instruments to be delivered on behalf of Purchaser hereunder, and (F) the signatories are fully authorized to act on behalf of Purchaser.

          (iii)     An HSR Event shall have occurred.

          (iv) The representations and warranties contained in Section 7 of this Agreement shall be true and complete and not misleading in any material respect as of the Closing Date.

               Conditions Generally. The foregoing conditions are for the benefit only of the party for whom they are specified to be conditions precedent and such party may, in its sole discretion, waive any or all of such conditions
 and
close title under this Agreement without any increase in, abatement of or credit against the Purchase Price.

          6. Seller's Representations and Agreements. (a) Seller represents, warrants and covenants with Purchaser as follows:

I.   As to Seller's Organization, Power and Authority.

          (I) Seller is a corporation that has been duly organized and is validly existing in good standing under the laws of the State of New York.

          (ii) Seller has full power and right to enter into and perform its obligations under this Agreement and the other agreements contemplated herein to be executed and performed by it, including, without being limited to, conveying the Property as herein provided.

          (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (1) have been duly authorized by all necessary corporate acts, (2) do not, except as to (x) the transfer of the Permits so identified on Schedule 6 hereto, (y) the filing, if any, required
to be made pursuant to the HSR Act and (z) Contracts the assignment of which requires the consent of the other party thereto, require any governmental or other consent and (3) will not result in the breach of any agreement, indenture or other instrument to which Seller is a party or is otherwise bound.

          (iv) Neither Seller nor the Property is in the hands of a receiver nor is an application for a receiver pending, Seller has not made an assignment for the benefit of creditors, nor has Seller filed, or had filed against it, any petition in bankruptcy.

          (v)  There is no pending litigation, proceeding or investigation
(by any person, governmental or quasi-governmental agency or authority or otherwise) to which Seller is a party or, to the best of Seller's knowledge, any other pending or threatened litigation, proceeding or investigation (by any person, governmental or quasi-governmental agency or authority or otherwise) which might materially adversely affect the ownership, use, occupancy, value, operation or title of the Property.

          (vi) Seller is a "non-foreign person" within the meaning of section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and Seller shall deliver to Purchaser on the Closing Date an affidavit in the form annexed hereto as Exhibit H.

          (vii) To the best of Seller's knowledge, Seller is not a "party in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended; "ERISA") or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to the Metropolitan Life Insurance and Retirement Plan ("Met I&R").

          (viii) Seller is acting under this Agreement for its own account and on its own behalf, and will not use any of the proceeds obtained by Seller under this Agreement to repay any indebtedness to, or otherwise for the benefit of the Met I&R.

          (ix) Intentionally omitted.

          (x) No portion of the Property is a "plan asset" within the meaning of Regulation 29 CFR Section 2510.3-101 issued by the Department of Labor.

II.  As to the Property.

          (I)  Seller is the sole owner of the Property.

          (ii) Seller's title to the Property is not directly or indirectly derived from any foreclosure proceeding or any proceeding for the sale of land for the nonpayment of municipal taxes or assessments or from adverse possession or color of title in any manner which would affect the marketability of its title to
the Property.

          (iii) Except for (1) any matters explicitly detailed in the engineering and environmental reports heretofore delivered to Purchaser and listed on Schedule 10 attached hereto and (2) the items of deferred maintenance set forth on Schedule 11 attached hereto, to the best of Seller's knowledge, the Property is in good condition and repair and is free from defect (latent or patent), is in good working order and repair and is sufficient for the use and maintenance of the Property as it is presently used and maintained and as the use of the Property is contemplated for the full occupancy of the Improvements.

          (iv) All water, sewer, gas, electricity, telephone and other utilities required for the use, occupancy, operation and maintenance of the Improvements are connected thereto and in service, are adequate to service the normal operation of the Property, are supplied directly to the Property by facilities of public utilities and, to the best of Seller's knowledge, the cost of
installation and connection of such utilities has been fully paid.  To the best of
Seller's knowledge, all public utilities required for the operation of the
 Property
enter the Property through lands as to which valid public or private easements exist that will inure to the benefit of Purchaser.

          (v) There are no oil burners, incinerators, furnaces, fuel-burning devices or other sources of air pollution at the Property and there is no fuel stored upon the Property.

          (vi) Except as may be otherwise explicitly detailed in the engineering and environmental reports heretofore delivered to Seller and listed on
Schedule 10 attached hereto, to the best of Seller's knowledge, the Improvements have been constructed, the Personal Property installed and the Property has been and is presently used and operated in compliance in all material respects with, and in no material way violates, (1) any applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever (including, without being limited to, any building, fire, health, safety, pollution, environmental (including, without being limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6921, et seq., and the regulations adopted and publications promulgated pursuant thereto or any other similar applicable federal, state or local law, rule, regulation or ordinance), subdivision and zoning statute, law, code, ordinance, rule, regulation, approval or order or urban redevelopment plan or other governmental or quasi-governmental requirement) affecting the Property or any part thereof ("Applicable Laws"), (2) any building or occupancy permit, or
(3) any condition, easement, right-of-way, covenant, agreement or restriction of record affecting or otherwise relating to the Property. To the best of Seller's knowledge, the Improvements have been fully constructed in accordance with the plans and specifications referred to in Section 5(a)(ii)(14), and tenant improvements have been constructed in accordance with executed Leases; any space not leased is an integral unit and is sheet rocked, taped and painted.

          (vii) Seller has not generated, stored or disposed of any hazardous waste on the Property in violation of Applicable Laws, and Seller has no knowledge of any previous or present generation, storage, disposal or existence of any hazardous waste on the Property in violation of Applicable Laws. Seller has not received any notice from any federal, state, county, municipal or other governmental department, agency or authority concerning nor does Seller have any knowledge of the existence of any petroleum product or other hazardous waste discharge or seepage. There are no on-site facilities at the
Property for the disposal of solid waste. The term "hazardous waste" shall mean "hazardous waste", "toxic substances" or other similar or related terms as defined
or used in the statutes cited in Section 6(a)(II)(vi) of this Agreement and regulations adopted thereunder.

          (viii) To the best of Seller's knowledge, the Property is an independent unit which does not now rely, and on the Closing Date will not rely on any facilities (other than the facilities of public utility and water companies and of access from the public roads) located on any property not included in the Property (1) to fulfill any Applicable Law or (2) for structural support or for the
furnishing to the Improvements of any essential building systems or utilities, including, but not limited to, electrical, plumbing, mechanical and heating, ventilating and air conditioning systems. To the best of Seller's knowledge, no building or other improvement not included in any part of the Property relies on any part of the Property to fulfill any Applicable Law or for structural support or
the furnishing to such building or improvement of any essential building systems or utilities.

          (ix) To the best of Seller's knowledge, (1) access to and egress from the Land is available and provided by public streets; (2) all roads bounding
the Property are public roads; (3) the Deed is the only instrument necessary to convey to Purchaser full access to and the right to use such roads freely as well as all rights appurtenant to the Property in such roads; and (4) Seller has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property.

          (x) To the best of Seller's knowledge, there is no pending or threatened condemnation of all or any part of the Property.

          (xi) To the best of Seller's knowledge, the parking facilities at the Property (the "Parking Facilities") consist of  parking areas adjacent to the
Improvements which contain parking spaces for 889 automobiles, which spaces are sufficient to (1) comply with (A) the requirements of all Applicable Laws,
(B) the Permitted Title Exceptions and   all parking commitments under any
Leases or other documents and (2) provide the anticipated needs of future tenants
upon their occupancy of the entire portion of the space within the Improvements which is presently vacant. There are no operating or other agreements (written or oral) affecting the Parking Facilities, other than as may be set forth in the Leases or the Permitted Title Exceptions.

          (xii) Seller has not received any notice from any governmental body having jurisdiction over the Property as to any violation of any Applicable Law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied.

          (xiii) No services, material or work have been supplied for the account of Seller and, to the best of Seller's knowledge, for the account of any Tenant for which payment has not been made in full in a timely manner, other than work supplied in connection with the lease of space at the Property to (a) Firstat, Inc. (the "Firstat Lease") and (b) Mediloss Corporation of Florida (the "Mediloss Lease").

          (xiv) To the best of Seller's knowledge, other than the assessments set forth on Schedule 12 attached hereto, there are no special or other assessments for public improvements or otherwise now affecting the Property nor does Seller know of (1) any pending or threatened special assessments affecting the Property or (2) any contemplated improvements affecting the Property that may result in special assessments affecting the Property. To the best of Seller's knowledge, there are no tax abatements or exemptions affecting the Property.

          (xv) To the best of Seller's knowledge, the Property is assessed as one or more separate tax lots that are separate and distinct from the tax lot allocated to any other contiguous air right, development right or parcel of land.

          (xvi) The operating statements relating to the Property that have been delivered to Purchaser and are described in Schedule 9 hereof are true and correct in all material respects.

          (xvii) To the best of Seller's knowledge, there are no impact fees due or payable with respect to the Property or the Improvements.

III. As to Leases, Contracts, Permits, Policies, etc.

          (I)  (1) There are no occupancy rights (written or oral), leases or tenancies presently affecting the Property other than the Leases; (2) Seller has
heretofore delivered to Purchaser true and complete copies of each of the
Leases;
(3) the Leases are in full force and effect; (4) Seller is not in default in any material respect under any Lease and knows of no material default on the part of any Tenant (other than the failure of the Tenant under the PMK, Inc. Lease to locate its ice cream cart and outdoor tables in accordance with the terms of its Lease) nor of any material unsatisfied claim, set-off or counterclaim against Seller by any Tenant; (5) to the best of Seller's knowledge, there are no actions or proceedings pending or threatened by or against any Tenant (other than a threatened suit against Seller by the Tenant under the PMK, Inc. Lease); (6)
 each
of the Leases represents the complete agreement between Seller and the respective Tenant as to all rights, liabilities and obligations of Seller and said
Tenant in and to the property demised thereunder, and have not been modified or amended, except as set forth on Schedule 4 hereto; (7) except as set forth in the
Leases, no renewal, extension or expansion option has been granted to any Tenant; (8) there is no option to purchase, right of first offer, right of first refusal
or other provision granting any Tenant or any other person any right to acquire the Property or to terminate its Lease in the event of a sale of the Property;
(9) all Tenants are in occupancy of their respective property under the Leases
 and
all work required to be performed by any party to any of the Leases has been completed and fully paid for; (10) the information contained in the rent roll annexed hereto as Schedule 7 and made a part hereof is true and complete in all material respects and includes all revenues collected in respect of the Improvements and Parking Facilities; (11) all rents are being paid and are current, except as otherwise shown on Schedule 7; (12) except as set forth in the
Leases, no Tenant is entitled to any free rent, abatement of rent or similar concession; (13) except as set forth on Schedule 7, Seller has not accepted any prepaid rent or prepayment of any other sum due under the Leases; (14) the security deposits listed on column 12 of Schedule 7 hereto are all the security deposits not previously reimbursed to Tenants under their Leases; (15) Seller is holding all such security deposits and has invested the same if and as required by
law or pursuant to the terms of the applicable Lease and the amounts of interest or dividends or other returns on the security deposits is set forth on Schedule
 7
hereto; (16) no Tenant has contested any tax, operating cost or other escalation payments or occupancy charges, or any other amounts payable under its Lease;
(17) there has been no reduction of services at the Property that would entitle any
Tenant under a Lease to a reduction in or refund of rent; and (18) no steps have been taken by Seller with respect to any negotiation or appraisal of rent under any of the Leases, and no such negotiations or appraisals are pending. For purposes of the representations set forth in this Section 6(a)(III)(I) being made as
of the Closing Date, the term "Leases" shall include New Leases.

          (ii) Except for brokerage commissions which may be payable by Seller to (1) A. Toroyan of CB Commercial Real Estate Group, Inc. ("CB Commercial") upon execution by Seller of the Restaurant Lease and the Mediloss Lease and (2) pursuant to the terms of that certain Management and Leasing Agreement dated as of August 1, 1994 between Pacific Gateway Properties Management Corporation and Paragon Group Property Services, Inc. (the "Management Agreement"), no brokerage commission, fee or other compensation is payable or claimed to be payable (or will, with the passage of time or occurrence of any event or both, be payable or claimed to be payable), with respect to any Lease or New Lease, including, without limitation, upon any renewal or expansion of an existing Lease pursuant to options set forth in such
Lease. Except for the commissions which survive termination of the Management Agreement pursuant to Schedule 1 thereof, there does not exist any exclusive or continuing brokerage agreements as to any of the space covered by the Leases or as to any space in the Property, any obligations of which shall survive the Closing.

          (iii) (1) The Contracts are all of the material contracts and agreements presently affecting the Property; (2) Seller has heretofore delivered to
Purchaser true and complete copies of each of the Contracts; (3) each of the Contracts is in full force and effect and has not been modified or amended, except as indicated on Schedule 5 hereof; (4) Seller is not in default of any of its
material obligations under any of the Contracts and knows of no material default on the part of the other parties thereto; and (5) the Contracts represent the complete agreement between Seller and such other parties as to the services to be
performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and, to the best of Seller's knowledge, such other parties possess no unsatisfied claim against Seller.

          (iv) To the best of Seller's knowledge, (1) the Permits listed on
Schedule 6 hereto are all of the material certificates, licenses and permits from governmental authorities held by Seller in connection with the ownership, use, occupancy, operation and maintenance of the Property and are all of the certificates, licenses and permits necessary in connection with the current ownership, use, occupancy, operation and maintenance thereof; (2) except as set
forth on Schedule 6, all of the Permits are transferable to Purchaser, subject to the receipt of such governmental and quasi-governmental consents as may be required for such transfer; (3) none of the Permits has been suspended or revoked; and (4) all of the Permits are in full force and effect, are fully paid for,
and Seller has made, or will make, application for renewals of any of the
 Permits
which will expire before the Closing Date.

          (v) All insurance policies held by Seller relating to or affecting the Property are described in Schedule 8 hereof and all of such policies are in full force and effect and shall remain in full force and effect until the Closing.
 Seller
has not received any notice of default or notice terminating or threatening to terminate any insurance policies described in Schedule 8 in respect of any period prior to the Closing.

          (vi) Except as set forth in the Schedules hereof, Seller is not a party to any written or oral agreement of any type pertaining specifically to the
Property or the ownership, use, occupancy, operation or maintenance thereof, which will be binding on Purchaser following the Closing Date, including, without being limited to, any (1) distributor, agency or advertising agreement,
(2) agreement with any labor union, (3) continuing agreement for future purchases, services or employment, (4) profit sharing, bonus, stock option, welfare, retirement or other employee benefit plan or agreement, (5) lease, as
lessee or lessor, of any real or personal property, (6) license or franchise agreement, (7) construction or maintenance agreement, (8) agreement with a credit organization or any other person regarding any debt (including, without being limited to, a loan agreement, note, mortgage, deed of trust or other security agreement), (9) agreement pertaining to the management or operation of the Property, or (10) brokerage agreement.

          (vii) Seller has no trade names, logotypes, trademarks or copyrights used in connection with or applicable to the Property, other than such rights, if any, Seller may have in the name "Village Commons" as applicable to the Property and such trade names, trademarks or copyrights as are used in the general conduct of its business and are unrelated to its ownership of the Property.

          (viii) Except for the representation of Seller set forth in Section 6(a)I.(vii) hereof, all references in this Section 6(a) to "Seller's knowledge" shall mean the actual current knowledge of Raymond Marino, President and Chief Executive Officer (and formerly Chief Financial Officer) of Seller, Andrew Gorayeb, Vice President of Seller, and Christopher Watson, Executive Vice President of Seller, without any independent investigation or inquiry. With respect to the representation set forth in Section 6(a)I.(vii) hereof, the reference to Seller's knowledge shall mean to the actual knowledge of the parties referenced in the preceding sentence after due inquiry and investigation.
  Seller
represents and warrants that Raymond Marino, Andrew Gorayeb and Christopher Watson are the representatives of Seller responsible for the oversight and disposition of the Property and are the employees of Seller who have the most knowledge with respect to the Property.

IV.  Miscellaneous Agreements.

          (I) Seller, during the term of this Agreement, will (1) operate and maintain the Property in substantially the same manner as it has heretofore operated and maintained the same, (2) maintain the insurance policies described in Schedule 8 in full force and effect through the Closing Date, (3) subject to
Section 11 hereof, make or cause to be made all necessary repairs and replacements thereto and do, or cause to be done, all necessary maintenance required to keep the Property substantially in the physical condition existing on the date hereof, (4) subject to the provisions of Section 4 within forty
- -eight hours
prior to the Closing, permit Purchaser's representatives to inspect the Property and to examine Seller's books and records relating to the ownership, construction, use, occupancy, operation and maintenance of the Property, (5) not enter into any construction, management, maintenance or service contracts which might become the obligation of Purchaser nor modify, amend, supplement, cancel, accept the surrender of or renew (except when any such acceptance of surrender or renewal is non-discretionary) any such contracts which exist at present without Purchaser's prior written consent, which consent shall not be unreasonably withheld and Purchaser shall have five (5) business days after delivery to it of a notice of each proposed action under this clause (5) and all other material information supplied to Seller as to the proposed action to determine whether or not to approve such action, (6) not create any manner of lien or encumbrance upon or affecting title to the Property except Permitted
 Title
Exceptions, without Purchaser's prior written consent, (7) not enter into any leases for all or any portion of the Property nor modify, amend, supplement, extend, renew or terminate any existing Lease or consent to the surrender or assignment of any existing Lease or to any subleasing or tenant alterations under any existing Lease, in each case without Purchaser's prior consent, which consent shall not be unreasonably withheld (any such lease, amendment, supplement, extension, renewal, termination or consent with Purchaser's consent being herein
a "New Lease") and Purchaser shall have five (5) business days after delivery to it of a notice of each proposed action under this clause (7) and all other material information supplied to Seller as to the proposed action to determine whether or not to approve such action and if Purchaser shall consent to a New Lease, Schedules 4 and 7 hereof shall be amended to include the appropriate information, (8) not commit to, enter into or make any brokerage agreement,
(9) use all reasonable efforts to collect prior to the Closing all rents due under the
Leases prior to the Closing Date, provided, however, that Seller shall not bill tenants under the Leases for common area maintenance charges or other cost reimbursements for the 1995 and 1996 calendar years without the prior written consent of Purchaser, (10) not take any action which will or would cause any of the representations or warranties in this Agreement to become untrue or be violated, (11) perform all of its obligations in respect of the Property whether pursuant to any Contracts, Leases or other agreements or requirements affecting the Property, (12) promptly inform Purchaser in writing of any material event adversely affecting the ownership, use, occupancy, operation or maintenance of the Property, whether or not insured against and (13) not solicit, accept or provide factual information or negotiate with respect to, any offer to purchase the
Property from any person or entity other than Purchaser.

          (ii) Seller shall, during reasonable hours whether before or after the Closing Date, allow Purchaser or its representatives access to, and permit Purchaser or its representatives to prepare copies of, Seller's Books and Records, and Seller shall keep Purchaser apprised at all times as to the location of such books and records. Nothing contained in this clause IV.(ii) shall be deemed to limit Seller's obligations pursuant to Section 4 hereof.

          (iii) Seller agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within fifteen (15) business days of the date hereof and shall supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act.

          (iv) Seller agrees that it shall not issue any press or other publicity release or communication regarding the transactions contemplated hereby without the prior written consent of Purchaser, which consent shall not be unreasonably withheld and shall not be required for any disclosures to any governmental entity required by law.

          (v)  On or before the Closing Date, Seller shall enter into a lease with Fandango Grill, Inc., which lease shall be subject to approval by Purchaser (the "Restaurant Lease"). Purchaser shall approve the Restaurant Lease if (1) the term of the lease shall be not less than ten (10) years, (2) not less than 6,200 square feet shall be demised under the lease, (3) the annual rent payable under the lease shall be not less than twelve dollars ($12) per square foot
in the first year, with annual increases of not less than three percent (3%),
  (4)
rent under the lease shall commence no later than August 15, 1996, (5) the lease shall provide for a tenant improvement allowance equal to no more than two dollars ($2) per square foot, (6) the lease shall provide for a security deposit of
no less than $11,362.63, which may be returned to tenant no earlier than seven
(7) years after lease commencement provided that no monetary default shall then exist under the lease, (7) the lease shall be personally guarantied for a minimum of eighteen (18) months, (8) leasing commissions incurred in connection with the lease shall not exceed thirty three thousand dollars ($33,000) (the "Restaurant Lease Commission Limit"), (9) Purchaser shall determine, in its sole discretion, that Fandango Grill, Inc. is sufficiently creditworthy to fulfill its obligations under the lease and (10) the other terms and conditions of the lease shall be satisfactory to Purchaser.

          (b) The representations, warranties and covenants set forth in clauses (I)(iv), (I)(v), (I)(vi), (I)(vii), (I)(viii), (I)(x), (II)(ii),
(II)(iii), (II)(iv),
(II)(v), (II)(vi), (II)(vii), (II)(viii), (II)(ix), (II)(x), (II)(xi),
 (II)(xii), (II)(xiii),
(II)(xv), (II)(xvi), (II)(xvii), (III)(I), (III)(ii), (III)(iii), (III)(iv),
 (III)(vi) and
III(viii) of Section 6(a), as applicable at the Closing Date, shall survive the Closing for a period of fifteen (15) months. The remaining representations and warranties contained in Section 6(a) shall not survive the Closing.In addition, as and to the extent Purchaser shall receive from Seller conforming estoppel letters pursuant to clauses (10) and (11) of Section 5(a)(ii) hereof (at or after the Closing), Seller's representations and warranties set forth in clauses (III)(I)
 and
(III)(iii), respectively, of Section 6(a) hereof shall, as to the matters set forth in such estoppel letters, not survive: (I) the Closing, as to estoppel letters acceptable to Purchaser delivered at the Closing, and (ii) the date of delivery thereof, as to estoppel letters acceptable to Purchaser delivered after the Closing.

               Without limiting any of the rights of Purchaser provided for elsewhere in this Agreement, it is agreed that the obligation of Purchaser to close title under this Agreement is conditioned upon the truth and completeness in all material respects of all of Seller's warranties and representations and the due compliance by Seller with all of its agreements set forth in this Agreement.
If,
on or before the Closing Date, either party shall determine that any representation or warranty of Seller is incorrect or misleading in any material respect, such party shall promptly notify the other party. Within three
 (3)days
after the material inaccuracy of any representation or warranty becomes known to Seller, whether through Purchaser or otherwise, Seller shall notify Purchaser in writing whether Seller intends to remedy the underlying condition causing such representation or warranty to be inaccurate so as to cause such representation
 or
warranty to be true and complete as of the Closing Date. If Seller notifies Purchaser of its intent to make such representation or warranty true and complete, Seller shall proceed with diligence to make such representation or warranty true and complete on or before the Closing Date; provided, however, if
such representation or warranty can not be made true and complete by the Closing Date but is capable of being made true and complete, the Closing shall be delayed for up to an additional seven (7) days to allow Seller to make such representation true and complete. If Seller notifies Purchaser that it does not intend to make such representation true and complete, fails to notify Purchaser within the time period herein specified of its intent to make such representation or
warranty true and complete or fails to make such representation or warranty true and complete on or before the Closing Date (as the same may have been extended as herein provided), then Purchaser may elect, in its sole discretion and without limiting its right to close title hereunder, to terminate this Agreement and, if the
inaccuracy or misleading nature of such representation or warranty resulted from the willful act or omission of Seller, to be reimbursed by Seller for Purchaser's out-of-pocket expenses incurred in connection with the inspection of the Property and the negotiation and preparation of this Agreement, including, without limitation, Purchaser's legal costs in connection with this transaction and the cost to Purchaser of examining title to the Property. Upon termination of this Agreement, Seller shall promptly instruct Escrow Agent to return to Purchaser the Downpayment and all accrued interest thereon and, thereupon, this Agreement shall be null and void and of no further force or effect.

          (d) Seller agrees to indemnify Purchaser and Purchaser's shareholders, past, present and future officers, directors, employees and agents (collectively, "Indemnitees") and hold Indemnitees harmless and defend Indemnitees from and against any and all loss, cost, claims, liabilities, damages
and expenses, including, without being limited to, reasonable attorneys' and paralegals' fees (whether incurred in any administrative or bankruptcy proceeding, on appeal or otherwise; collectively, "Claims"), arising as the result of a breach of any of the representations, warranties and covenants which, pursuant to Section 6(b) hereof, survive the Closing, provided that such breach
 or
all of the facts giving rise to such breach were not actually known to Purchaser prior to the Closing. Seller's obligations pursuant to the immediately preceding sentence shall survive the Closing.

          (e) If at any time any Indemnitee shall receive written notice of any Claim within the scope of the indemnity provided in Section 6(d) hereof, Purchaser shall give written notice to Seller of such Claim. Purchaser's failure to give timely notice of any Claim shall not constitute a waiver of such Claim and shall reduce the damages to which the Indemnitee is otherwise entitled only to the extent Seller is prejudiced by the failure to give timely notice; provided, however, that Purchaser's failure to give notice of any Claim of which Seller has
otherwise been notified or has knowledge shall not in any manner reduce the damages to which the Indemnitee is entitled. Seller shall not be liable for Claims for which Purchaser shall deliver written notice to Seller after the expiration of any applicable survival period set forth in Section 6(b) hereof. Seller shall have the right to control the defense or settlement of any Claim and to take such action as it shall reasonably deem necessary or appropriate to mitigate same, provided that (I) Seller shall first confirm in writing to the applicable Indemnitee that such
Claim is within the scope of the indemnity provided in Section 6(d) hereof and that Seller shall pay any and all amounts required to be paid in respect of such Claim, (ii) Seller shall employ counsel reasonably satisfactory to the applicable
Indemnitee, and (iii) if the compromise or settlement of any such Claim shall not result in the complete release of all Indemnitees from the Claim so compromised or settled or shall result in the imposition of restrictions on the use, operation, financing or enjoyment of the Project that are more burdensome than those which would otherwise be in effect, the compromise or settlement shall require the prior approval of the applicable Indemnitees. The Indemnitees shall cooperate with Seller in the defense of any such Claim provided Seller agrees to pay the costs and expenses incurred in connection with such cooperation. The Indemnitees, at their election and cost, shall have the right, but not the obligation, to participate in the defense of any Claim. If, at any time during the pendency of any Claim, Seller shall disaffirm its responsibility for the Claim involved or shall not proceed to defend or settle such Claim in a manner reasonably satisfactory to the Indemnitees, the Indemnitees shall have the right, but not the obligation, to assume the exclusive control of the defense and settlement of such Claim insofar as the Indemnitees are concerned, and all costs and expenses of such defense shall be paid by Seller if such Claim is within the scope of the indemnity set forth in
Section 6(d) hereof. Seller's obligations pursuant to this Section 6(d) shall survive the Closing.

          7.   Purchaser's Representations and Agreements.  (a)
Purchaser represents, warrants and covenants with Seller as follows:

          (I) Purchaser is a corporation that has been duly organized and is validly existing under the laws of the State of New York and is duly qualified to do business in the State of Florida;

          (ii) Purchaser has full power and right to enter into and perform its obligations under this Agreement and the other agreements contemplated herein to be executed and performed by it;

          (iii) Purchaser is not in the hands of a receiver nor is application for a receiver pending, Purchaser has not made an assignment for the benefit of creditors, nor has Purchaser filed, or had filed against it,
     any petition in bankruptcy; and

          (iv) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate acts, do not require any governmental or other consent, except as to the filing, if any, required under the HSR Act, and will not result in the breach of any agreement, indenture or other instrument to which Purchaser is a party or is otherwise bound.

          (b) The representations, warranties and covenants set forth in this Section 7, as applicable at the Closing Date, shall survive the Closing.

               Purchaser shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within fifteen (15) business days of the date hereof and shall supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act.

          (d) Purchaser agrees that it shall not issue any press or other publicity release or communication regarding the transactions contemplated hereby without the prior written consent of Seller, which consent shall not be unreasonably withheld and shall not be required for any disclosures to any governmental entity required by law.

          8. Apportionments. (a) The following items shall be apportioned at the Closing as of the Closing Date:

          (I) Rents and all other charges (including cost reimbursement payments and amortization of leasehold improvement costs) payable under the Leases as and when collected; provided, however, that, if any rents under any of the Leases shall be accrued and unpaid at the Closing Date, the rents collected by Purchaser on or after the Closing Date shall first be
     applied to all rents due at the time of such collection on or after the Closing Date with the balance payable to Seller to the extent of rents accrued and unpaid as of the Closing Date (rent computed as a percentage of sales under any Lease being deemed accrued and unpaid as of the Closing Date only if and to the extent that the Tenant has failed to make a payment in respect of such percentage rents which was actually due and owing on or before the Closing Date under the applicable Lease);
     provided further that Purchaser shall not be required to institute any proceeding to collect any rents accrued and unpaid on the Closing Date. Seller shall be entitled to bill and collect directly from C.C. Village Commons, Inc. (Basil's Neighborhood Cafe), rent arrearages under its
     Lease for periods prior to the Closing which such Tenant has agreed to pay to Seller in installments. In no event shall Seller be entitled to bring
     actions or proceedings against any tenant under Leases for the collection of rents accrued and unpaid as of the Closing Date, including, without limitation, rents subject to installment agreements with Seller described n the immediately preceding sentence.

          (ii) Real estate taxes, taxes on Personal Property, assessments, other than special assessments (as defined in Section 9(a) hereof), and water, vault and sewer charges and rents, based on the rates and assessed valuation applicable in the fiscal year for which assessed; provided that if
     the Closing shall occur before the real estate tax rate or personal property tax rate is fixed, the apportionment of said taxes shall be based on 110% of the tax rate for the immediately preceding year applied to the latest assessed valuation and shall be adjusted retroactively as and when the valuation is ascertained for the tax year during which the Closing occurs, provided, however, the amount of real estate taxes assessed for the fiscal year 1995 and the fiscal year in which the Closing occurs reimbursable to the Landlord by the Tenants under each of the Jack Eckerd Corporation and Publix Supermarkets, Inc. Leases shall be allocated to Purchaser and Purchaser shall be entitled to collect from such tenants the entire amount of such taxes.

          (iii) All charges and payments for utility services which are not charged directly to tenants; provided that if there is no meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted at the Closing on the
     basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued.

          (iv) Subject to Section 9(I) hereof, all charges and payments under the Contracts.

          (v)  Each assessment set forth on Schedule 12 hereof.

          (vi) All other customary and reasonable operating income from and expenses of the Property.

If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned as soon as practicable after the Closing Date.


          (b)  (I)   If any rents are payable or accruable under the Leases
on the basis of estimates or formulae and are subject to adjustment after the Closing Date, such rents shall be apportioned at the Closing to the extent collected on the basis of the then current charges or accruals, as applicable.
  All
such rents shall be subject to reapportionment on the basis of the proportion of the amounts as finally determined to be owing under the Leases billed or reimbursed to Tenants, provided that the decision (1) whether to bill
 Tenants any
additional amounts or to reimburse Tenants for any amounts previously paid, pursuant to the cost reimbursement provisions of the Leases, in respect of those
portions of the 1995 and 1996 calendar years for which Tenants were billed at
or
prior to Closing and (2) as to the amounts to be billed to Tenants in respect of such portions of the 1995 and 1996 calendar years not billed to Tenants at or prior to Closing, shall be in the sole discretion of Purchaser, provided further
that, in making such decisions, Purchaser shall reasonably consider any request by Seller in respect of the cost reimbursement amounts to be billed to Tenants for
such periods.   Seller shall pay to Purchaser within thirty (30) days after
Purchaser shall have reimbursed Tenants, or Purchaser shall pay to Seller within thirty (30) days of collection, as the case may be, the amount determined to be due from such party to the other as a result of the reapportionment of rents pursuant to this Section 8(b).

               The obligations of the parties hereto under this Section 8 shall survive the Closing.

          9. Closing Matters. The following items shall be provided for at the Closing:

          (a) Except as set forth in Section 8(a)(v) hereof, if, at the time of the delivery of the Deed, the Property or any part thereof shall be or shall have been affected by an assessment or assessments levied or imposed for improvements capital in nature construction of which has begun prior to the date hereof (any such assessments being herein called "special assessments"), then, for the purposes of this Agreement, all unpaid installments of any such special assessment, including those which are to become due and payable after the delivery of the Deed, shall be deemed to be due and payable and shall be paid and discharged by Seller at or prior to delivery of the deed.

          (b) No insurance policies of Seller are to be transferred to Purchaser, and no apportionment of the premiums therefor shall be made. Purchaser acknowledges that it shall be responsible for securing its own insurance for the Property.

               Seller shall pay to the appropriate governmental authority
     (I) all documentary stamp, intangible and other transfer taxes and fees in connection with the consummation of the transactions contemplated by this Agreement, (ii) all charges and fees of the surveyor in connection with the survey to be delivered to Purchaser hereunder and (iii) one-half (1/2) of the escrow fees (including, without limitation the fees of Escrow Agent, if any, payable in connection with the Downpayment). Purchaser shall pay (I) all recording fees in connection with recording the Deed,
(ii)
     all charges and fees of the Title Company in connection with the title policy to be delivered to Purchaser hereunder and (iii) one-half (1/2)
of the
     escrow fees (including, without limitation, the fees of Escrow Agent, if any, payable in connection with the Downpayment and the Post Closing Escrow Amount). In addition, Purchaser shall reimburse Seller for the actual amount paid to the consultant in connection with the preparation of the Environmental Reports up to a maximum amount of Fifteen Thousand Dollars ($15,000).

          (d) Seller shall pay over to Purchaser all Security Deposits and any Prepaid Rents or other sums held by Landlord under the Leases.

          (e) Seller shall be entitled to any deposits made by Seller with utility companies servicing the Property, and, if the same are not refundable to Seller without replacement by Purchaser, Purchaser shall either: (I) deliver the requisite replacement deposit to the utility company
     on or prior to the Closing Date or (ii) pay to Seller at the Closing the amount of such deposit, against a good and sufficient transfer by Seller to Purchaser of all interest of Seller in the deposit.

          (f) Seller shall pay all brokerage commissions and finders' fees applicable to the existing terms of the Leases and in respect of New Leases, other than (I) brokerage commissions due to A. Toroyan of CB Commercial in respect of the Restaurant Lease up to an amount equal to the Restaurant Lease Commission Limit and (ii) brokerage commissions due to A. Toroyan of CB Commercial in respect of the Mediloss Lease. Seller shall pay all brokerage commissions and finders' fees applicable to the Restaurant Lease in excess of the Restaurant Lease Commission Limit. Purchaser shall pay such brokerage commissions applicable to (1) the Restaurant Lease up to an amount equal to the Restaurant Lease
     Commission Limit and (2) the Mediloss Lease.

          (g) Seller and Purchaser shall each pay one-half (1/2) of all fees required to be paid to the Federal Trade Commission in connection with the filings, if any, made pursuant to the HSR Act.

          (h)  Seller shall pay and discharge all of the obligations of
landlord, if any,   under the Firstat Lease in respect of  tenant improvements.
                    Seller shall be required to pay to Purchaser any tenant improvement allowance payable by landlord under the Restaurant Lease in excess of two dollars ($2) per square foot. Purchaser shall pay the tenant improvement allowance payable by the landlord under such Lease up to an amount equal to two dollars ($2) per square foot when such amounts become due pursuant to the Restaurant Lease.

          (i) Seller shall make all payments required to be made to the managing agent under the Management Agreement in respect of compensation for tenant finish work and capital improvements for any Lease or New Lease (including, without limitation, the Restaurant Lease and the Mediloss Lease).

The obligations of Seller under this Section 9 shall survive the Closing.

          10. Title Examination; Survey; Violations. (a) Seller agrees to cause title to the Property to be promptly examined by the Title Company, and to cause the Title Company to furnish directly to Purchaser a copy of the preliminary reports of title, and any updates thereof, together with readable copies of all documents referred to therein. Seller further agrees to order the survey required by Section 5(a)(iv) and to cause the surveyor to furnish a copy thereof directly to Purchaser.

          (b) Not later than five (5) days prior to the Closing Date, (except with respect to updates received within ten (10) days of the Closing
Date), Purchaser shall notify Seller of any exceptions to title shown on such reports or updates which do not constitute exceptions to title accepted by Purchaser ("Permitted Title Exceptions"). With respect to updates issued within ten (10) days of the Closing Date, Purchaser shall promptly bring to Seller's attention any exceptions to title shown thereon which do not constitute
 Permitted
Title Exceptions. Seller shall use its best efforts to remove any such defect on or prior to the Closing Date, but shall not be obligated to expend any sums to remove such defect (other than a defect (i) which is in the nature of a deed of
trust, mortgage or other encumbrance entered into by Seller or (ii) which may be removed by payment of a liquidated sum, which sum, when added to amounts expended by Seller to remove other defects (other than those defects set forth in clause (i) hereof) does not exceed a total of Two Hundred Thousand Dollars ($200,000)). For purposes of this Section 10(b), an "encumbrance entered into by Seller" shall include, without limitation, mechanic's or materialmen's liens encumbering Seller's interest in the Property arising in respect of goods or services provided to Seller; provided, however, any such lien shall be deemed to be a Permitted Title Exception if (i) Seller is contesting such lien in good faith and (ii) Escrowee shall commit to issue to Purchaser a title policy without an exception for such lien. If such defect cannot be removed by such best efforts, Seller shall give Purchaser written notice to such effect, and upon the giving of such notice, this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder, except that Seller shall be obligated to instruct Escrow Agent to return to Purchaser the Downpayment and all accrued interest thereon (provided that the Downpayment shall have been delivered to Escrow Agent as of such date); provided, however, that Purchaser shall have the option, to be exercised within five (5) business days after receipt of notice of Seller's inability (after using such best efforts) to convey
title, to accept as herein provided such title as Seller may convey without abatement of the purchase price hereunder, in which event this Agreement shall continue in full force and effect and the defect or defects noticed in Purchaser's notice shall be deemed to constitute Permitted Title Exceptions.

          (c) All violations of law or municipal ordinances, orders, requirements or regulations noted in or issued by the departments of buildings, fire, labor, health or other federal, state, county, municipal and other governmental departments and agencies having jurisdiction against or affecting the Property and any outstanding work orders and requirements of any company insuring the Property against casualty loss, shall be remedied by Seller, at its sole cost and expense, up to a maximum amount of fifty thousand dollars ($50,000), prior to the Closing Date. Seller shall furnish Purchaser with an authorization to
make the necessary violation searches and Purchaser and its authorized representatives shall have the right to enter upon and inspect the Property from time to time on and before the Closing Date.

          11. Risk of Loss. (a) The risk of any loss or damage to the Property by fire or other casualty before delivery of the Deed hereunder is assumed by Seller. Seller shall give Purchaser prompt written notice of any fire or other casualty, which notice shall include a description thereof in reasonable detail and an estimate of the cost of and time to repair. In the event that the Property shall suffer any fire or other casualty or any injury and Purchaser does
not elect to cancel this Agreement as hereinafter provided, Seller agrees to repair the damage at its sole cost and expense before the date set for delivery of the Deed hereunder or, in the alternative, (i) make an appropriate reduction in the Purchase Price based on an approximation of the cost of such repair reasonably determined by a neutral third-party architect or engineer reasonably acceptable to
both Seller and Purchaser, and (ii) assign to Purchaser all rental interruption insurance proceeds payable to Seller under Seller's insurance policies for any period from and after the Closing Date, to the extent such proceeds are separately assignable. Purchaser agrees to provide information, execute documents and otherwise take actions reasonably requested by Seller to assist Seller in settling or adjusting Seller's insurance claims in connection with any casualty giving rise to a Purchase Price reduction, at Seller's sole cost and expense. In the event of any
material damage or destruction of the Property, Purchaser and Seller, at any time thereafter, by written notice to the other party, shall have the option to cancel this
Agreement. For the purposes hereof, "material" damage or destruction shall include any damage or destruction (i) which would require more than Five
Hundred Thousand Dollars ($500,000) or ninety (90) days to repair or (ii) which would permit any Lease marked by an asterisk on Schedule 7 to be cancelled by reason thereof. If Purchaser or Seller so elects to cancel this
Agreement, this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder, except that Seller shall be obligated to instruct Escrow Agent to return to Purchaser the Downpayment and all accrued interest thereon.

          (b) The risk of any loss or damage to the Property by condemnation before the delivery of the Deed hereunder is assumed by Seller.
In
the event any condemnation proceeding is commenced or threatened, Seller shall promptly give Purchaser written notice thereof, together with such reasonable details with respect thereto as to which Seller may have knowledge. As soon thereafter as the portion or portions of the Property to be taken is reasonably determinable, Seller shall give Purchaser written notice thereof ("Seller's Notice") together with Seller's estimate of the value of the portion or portions of
the Property to be so taken. Purchaser, by written notice to Seller at any time thereafter, shall have the option to cancel this Agreement, in which event this Agreement shall terminate and be of no further force and effect and neither party
shall have any liability to the other hereunder, except that Seller shall be obligated to return to Purchaser the Downpayment and all accrued interest thereon. If Purchaser shall not so elect to cancel this Agreement, then the sale of the Property shall be consummated as herein provided at the purchase price provided for herein (without abatement) and Seller shall assign to Purchaser at the Closing all of Seller's right, title and interest in and to all awards made in respect of such condemnation and shall pay over to Purchaser all amounts theretofore received by Seller in connection with such taking. Purchaser shall be entitled to participate in any such condemnation proceeding, and Seller shall cooperate with Purchaser in such respect.

          (c) The parties' obligations, if any, under this Section 11 shall survive the Closing.

          12. Brokerage. Each of Purchaser and Seller represents and warrants to the other that it has not dealt with any broker or finder in connection with this sale. Seller and Purchaser each covenant and agree to indemnify and hold harmless the other from and against any and all costs, expenses, liabilities, claims, demands, suits, judgments and interest, including, without being limited to, reasonable attorneys' fees and disbursements, arising out of or in connection with any claim by any broker or agent with respect to this Agreement, the negotiation of this Agreement or the transactions contemplated herein based upon the acts of the indemnifying party. The provisions of this Section 12 shall survive the Closing.

          13. Remedies. If the sale of the Property was not consummated because of Purchaser's default under this Agreement, Seller shall be entitled to retain the Downpayment as Seller's liquidated damages as full compensation for its damages and as its sole remedy. Subject to the provisions of
Sections 6(c) and 6(e) hereof, in the event of a default on the part of Seller hereunder, Purchaser shall be entitled to pursue any or all remedies provided at law or in equity, including the rights to damages and specific performance of this
Agreement.

          14. Notices. Any notices or other communications required or permitted hereby shall be sufficiently given if in writing and (a) mailed by registered or certified mail, postage prepaid, at a post office regularly maintained by the United States Postal Service, (b) delivered to a reputable overnight courier service or (c) delivered via facsimile, to the following addresses:

          (i)  if to Seller:

               Pacific Gateway Properties, Inc.
               One Rincon Center
               101 Spear Street
               Suite 215
               San Francisco, California  94105
                      Attention:    Mr. Raymond Marino
                       President, and
                       Mr. Andrew T. Gorayeb
                       Vice President
               Fax No:  (415) 777-3765

          with a copy to:

               Sheppard, Mullin, Richter & Hampton
               Four Embarcadero Center, Suite 1700
               San Francisco, California  94111
               Attention:  Joan H. Story, Esq.
               Fax No:  (415) 434-3947

          (ii) if to Purchaser:

               Metropolitan Life Insurance Company
               c/o MetLife Realty Group, Inc.
               211 Perimeter Center Parkway
               Suite 720
               Atlanta, Georgia  30346
               Attention:   Mr. J. Christopher Cobbs
               Fax No:  (770) 512-0369

          with a copy to:

               MetLife Realty Group, Inc.
               One North Broadway
               Suite 500
               White Plains, New York  10601
               Attention:   Steven R. Golden, Esq.
               Fax No:   (914) 422-6880

          and to:

               Shearman & Sterling
               153 East 53rd Street
               New York, New York  10022
               Attention:   Real Estate Group Notices JLO/9431/3
               Fax No:   (212) 848-5252

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices.

          (b) Advisor is authorized to deliver notices hereunder on behalf of Purchaser and Seller is entitled to rely on any such notice without further inquiry.

          15. Choice of Law. The interpretation, enforcement and performance of this Agreement shall be governed by the laws of the State of Florida applicable to agreements made and to be performed wholly within such State.

          16. Miscellaneous. (a) This Agreement constitutes the entire agreement of the parties hereto and may not be modified or cancelled except pursuant to the terms hereof or an instrument in writing signed by the parties hereto. Schedules 1 through 12 and Exhibits A through H annexed hereto are hereby incorporated herein by reference as fully as though set forth herein.

          (b) Neither party to this Agreement nor any other corporation or entity referred to herein shall be imputed the knowledge of any agent, officer, servant or employee thereof unless and until such agent, officer, servant or employee has actual knowledge of the relevant event, notice, condition, occurrence, fact or situation or has reasonable cause to know, or should reasonably be aware thereof and then only if such event, notice, condition, occurrence, fact or situation is related to matters as to which such agent, officer, servant or employee is entrusted and has authority to deal with.

          (c) In the event any dispute between the parties hereto results in litigation, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable attorneys' and paralegals' fees (whether incurred in any administrative or bankruptcy proceeding or otherwise).

          (d) Any certificate required to be delivered to Purchaser pursuant to this Agreement shall, at the sole option of Purchaser, also be delivered to any lender which lends funds to Purchaser for any portion of the Purchase Price and all such certificates will be addressed to Purchaser and such lender.

          (e) This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument.

          (f) This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

          (g) The headings of the various Sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this
Agreement and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.



          17. Radon Gas Notification. In accordance with the requirements of Section 404.056(7), Florida Statutes, the following notice is hereby given:

          RADON GAS: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the local County
          Public Health Center.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first above written.


                                   PACIFIC GATEWAY
PROPERTIES,                                  INC., a New
York corporation


                                   By: Raymond V. Marino
                                      Name: Raymond V. Marino
                                           Title:  President & CEO


                                   METROPOLITAN LIFE
INSURANCE                                    COMPANY, a
New York corporation

                                   By:  MetLife Realty Group,
Inc.,
                                        a Delaware
corporation,
                                        its attorney-in-fact

                                   By: John F. Loehr
                                   Name: John F.Loehr
                                   Title: Authorized Signatory

               Acceptance by Escrow Agent

          Escrow Agent acknowledges receipt of the foregoing Agreement and accepts the instructions contained therein.

Dated:  March __, 1996

                                   ESCROWEE:

                                   CHICAGO TITLE
INSURANCE
                                     COMPANY


                                   By: Asher Faro
                                           Name: Asher Faro
                                           Title:   Counsel

                       Schedule 1

                LEGAL DESCRIPTION OF LAND

TRACT "B" AND TRACT "UU", VILLAGES OF PALM BEACH LAKES,
PLAT NO. 2, ACCORDING TO THE PLAT THEREOF, AS RECORDED
IN PLAT BOOK 44, PAGES 1 THROUGH 19, INCLUSIVE, OF THE
PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA, LESS THAT
PORTION OF TRACT "B" AS SHOWN ON AND LYING WITHIN THE
PLAT OF VILLAGE COMMERCE CENTER, RECORDED IN PLAT
BOOK 52, PAGES 6 THROUGH 9, INCLUSIVE, OF SAID PUBLIC
RECORDS.

A/K/A

Tract B and Tract UU Village of Palm Beach Lakes, Plat
No. 2, as recorded in Plat Book 44, pages 1 through 19,
Public Records of Palm Beach County, Florida. Less that portion of Tract B as shown on the Plat of Village
Commerce Center as recorded in Plat Book 52, pages 6 through 9, Public Records of Palm Beach County, Florida all lying and situate in the City of West Palm Beach, Palm Beach County, Florida; being more particularly described as follows:

Beginning at the most northerly point of Tract UU said point being a point on the westerly line of Section 19, Township 43 South. Range 43 East, said point also being on the westerly line of said Plat of Villages of Palm
Beach Lakes, Plat No. 2; thence South 01'14'02" West along the said westerly line of Tract UU and Tract B also being the westerly line of said Section 19, a distance of 1783.63 feet to the west quarter comer of said Section 19; thence continue South 01'14'02" West along the aforesaid line, a distance of 299.53 feet to the northerly line of a Florida Power and Light
 Right-of-Way as recorded in Official Records Book 188, Page 369; thence South 88'45'58" East departing from the said westerly line and along the northerly Florida Power and Light Right-of-Way, a distance of 150.00 feet; thence
South 01'14'02" West along the westerly line of said
Tract B also being the easterly line of aforesaid
Florida Power and Light Right-of-Way, a distance of
198.30 feet to the southwest comer of said Tract B and the Northwest comer of Tract 1 of a water management tract shown on the said Plat of Villages of Palm Beach
Lakes, Plat 2 and a point on a non-tangent curve concave to the northeast having a radius of 1091.74 feet and a central angle of 40degrees09'10"; thence easterly along the arc of said curve, a distance of 765.09 feet to the northeast comer of said Tract 1; thence North 40 degrees25'42" West along a radial line of the aforesaid 1091.75 feet radius curve as shown on the Plat of Village Commerce
Center recorded in Plat Book 52, pages 6 through 9, a distance of 72.73 feet to the northerly line of an Access Parcel as shown on the aforesaid plat; thence
North 38 degrees 08'05" East along the northerly line of said access tract 268.95 feet; thence North 06 degrees 51'55" West along said access tract, a distance of 35.36 feet to a point on the northerly Right-of-Way line of Village
Boulevard; thence North 51 degrees 51'55" West along said Village Boulevard westerly Right-of-Way line, a distance of 209.95 feet to the point of curvature of a curve concaved to the northeast having a radius of 1969.86 feet and a central angle of 53 degrees 05'55"; thence northerly along the said curved westerly right a way, a distance of 1825.56 feet to a point on the said westerly line of said Section 19, also being the westerly line of the aforesaid plat and the Point of Beginning.

TOGETHER WITH that certain non-exclusive easement for ingress and egress over that certain Access Parcel set forth in that certain Declaration Of Covenants, Reservations And Restrictions recorded in Official
Records Book 5816, page 39, Public Records of Palm Beach
County, Florida, and as shown on that certain Plat of VILLAGE COMMERCE CENTER as recorded in Plat Book 52,
Pages 6, 7, 8 and 9, Public Records of Palm Beach
County, Florida, benefitting Tract B owner and others.

                       Schedule 2

                    PERSONAL PROPERTY


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                    PERSONAL PROPERTY


          i.          Two Sharp Calculator, EL-1197G,
                      EL-1197HII

          ii.         Rolodex

          iii.        Two AT&T 2 Line Telephones Model
                      812

          iv.         Wire Three Tier In And Out Box

          v.          Cherry Wood Desk With Middle
                      Drawer And 3 Drawers On One Side
                      With A Cherry Wood Extension And
                      A Cherry Wood Desk With Middle
                      Drawer And 3 drawers On One Side
                      And 1 Drawer On The Other Side

          vi.         Various Desk Accessories.
                      (Pencil, Paper Clip & Memo
                      Holders)

          vii.        Four Waste Baskets

          viii.       Three Staplers.  2 Swingline 767,
                      1 Swingline 333

          ix.         Two Arm Chairs Wood And Cloth
                      Covered, Dusty Pink

          x.          Various Computer Books

          xi.         Certificate of Insurance (White
                      Binder)

          xii.        Various Accounting Books (White
                      Binders)

          xiii.       Black Metal File

          xiv.        Various Plain Paper

          xv.         Coat Rack With Hangers

          xvi.        Silver Framed Picture of VC
                      (Skyview)

          xvii.       Cardboard Site Plan VC

          xviii.      Metal Easel

          xix.        Gold Framed Picture of VC for
                      Perini Land And Development

          xx.         Silver Framed Sketch Of VC
                      Fountain Area

          xxi.        Silver Framed Color Picture Of VC

          xxii.       Status Drawing Of VC By Suite
                      Numbers on Bulletin Board

          xxiii.      Various Files Located In The
                      Cherry Wood Desk At The Front
                      Window

          xxiv.       Hole Puncher.  Mutual 450

          xxv.        Three in And Out Boxes Two Tier
                      Hard Plastic

          xxvi.       Various Desk Accessories

          xxvii.      Green Candy Dish

          xxviii.     Texas Instrument Calculator TI-1795

          xxix.       Inside Secretary Desk Various
                      Administration Supplies

          xxx.        Boston Pencil Sharpener

          xxxi.       Kormbo Hole Punch And Binder
                      IBICO

          xxxii.      Box of Various Files

          xxxiii.     Black Step Stool

          xxxiv.         All Tenant Files and Vendor
                         Files For VC In Hanging File
                         Cabinets

          xxxv.          Various Reports On Top Of
                         Cabinets

          xxxvi.         Three Gray Binder Books On
                         Floor

          xxxvii.        Four Storage Boxes Of Various
                         Files On Floor

          xxxviii.       Two pieces of Glass 1 Smoke. 1
                         Clear (For Desk)

          xxxix.         Two Aerial Views of Village Of
                         Palm Beach Lakes

          xl.            One Brother Electric Typewriter
                      AX-425

          xli.           Huskey Tool Box With Various
                      Sockets

          xlii.          Lathem Time Recorder

          xliii.         Folding Plywood Table

          xliv.          Key Box. Metal with Keys

          xlv.           Bulletin Board

          xlvi.          Numerous Site Plan

          xlvii.         Wood Door

          xlviii.        Stainless Steel

          xlix.          Ten Boxes Of Dead Files

          l.             One Box VC Plans

          li.            One Camera (Kodak Cameo)

          lii.        One Transcriber. Pearlcorder
                      Model T 1010 with Foot Pedal and
                      Plug

          liii.       Three Motorola Two Way Radio
                      Model P350. Two Of These Have
                      Stands

          liv.        Two Tape Dispensers

          lv.         First Aid Kit

          lvi.        Black Metal Mail Box

          lvii.       Everex. Excel Stream 60 With
                      Plugs

          lviii.      Extension Cord

          lix.        WD 40

          lx.         Ajax Bleach Cleaner

          lxi.        Pledge Furniture Polish

          lxii.       Workmen's Compensation
                      Regulations

          lxiii.      Box of Metal Poles

          lxiv.       Courier Supplies

          lxv.        Tall Box of Site Plans

          lxvi.       General Office Supplies


                MAINTENANCE STORAGE AREA

1.   One Large Metal Desk and 3 Chairs

2.   One Organizer For Screws. Nails. Washers. etc.

3.   Various Irrigation's Heads. Diaphragms. etc.

4.   Various Tools. Cordless Drills

5.   Various Shelving For Supplies

6.   Three Stacks of Ceiling Tiles. For Replacements

7.   Various Building Supplies.  Roof Tiles, Pavers.
     Floor Tile, etc.

8.   One Small Work Table

9.   One Harnsco Portable Pool Vacuum with All
     Attachments For Fountain

10.  One Old 3.5 or 4 Ton Trane Package Unit (Air
     Conditioner).  It Is Unknown Whether Or Not It Is
     Operable

11.  Four Large Drums Of Cleaning Chemicals

12.  Seven Boxes Of Christmas Lights

13.  Nine Small Chairs

14.  Fire Sprinkler (Emergency Kit)

15.  One Filing Cabinet

16.  Two Boxes Of Fluorescent Tube Lights

17.  Various Sheets Of Plywood And 2 x 4 Studs

18.  One Extension Pole

19.  One Wood Interior Door

20.  One Pressure Cleaning Unit. Not Operable and is
     Currently Being Fixed

21.  One Work Bench

22.  Seven Gallons of Various Paint

23.  One Five Gallons of Village Commons (Coral) Paint

24.  Four Ladders, 1 Large A Frame and 1-20 Foot
     Extension Ladder and Two Small A Frame Ladders

25.  Various Hoses

26.  Various Tools, Scqueezy, Racer, Brooms etc.

27.  One Dolly

28.  One Mobile Trash Can

29.  One Small Pull Trailer For The Back Of A Golf Cart

30.  One Clark America-Lincoln Floor Scrubber


The Personal Property being transferred to Purchaser expressly excludes the desk located in Space 213, which has been given to the incoming tenant, Mediloss Weight
Control Management.

                       Schedule 3

                  INTENTIONALLY OMITTED

                       Schedule 4

                         LEASES

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                           CONTRACTS AND AGREEMENTS


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                           CONTRACTS AND AGREEMENTS


Management and Leasing Agreement dated August 1, 1994 between Pacific Gateway Properties Management Corporation and Paragon Group Services, Inc. with respect to the provision of management services to the Property and said agreement has not
been amended, modified or supplemented.


Program Service Agreement (Muzak) dated April 1, 1995 between Pacific Gateway Properties, Inc. and Harmony Music and Sound Systems with respect to the provision of Music Service to the Property and said agreement has not been amended, modified or supplemented.


Sprinkler System Installation and Service Agreements, dated February 25, 1987 and
July 30, 1987, between Pacific Gateway Properties and Honeywell, Inc., and said agreements have not been amended, modified or supplemented.


Burglar and Fire Alarm Installation and Service Agreement, dated January 25,
1989,
between Pacific Gateway Properties and Honeywell, Inc., as supplemented by Riders dated December 6, 1988 and March 15, 1989.


Landscape Service Agreement dated April 1, 1995 between Pacific Gateway Properties, Inc. and County Lawnscape, Inc. with respect to the provision of Landscape Service to the property and said agreement has not been amended, modified or supplemented.


Security Service Agreement dated February 10, 1995 between Pacific Gateway Properties, Inc. and On-Guard Security & Investigations with respect to the provision of Security and Guard Service to the Property and said agreement has not
been amended, modified or supplemented.


Recycling Agreement dated July 1, 1995 between Pacific Gateway Properties, Inc. and Browning-Ferris Industries with respect to the provision of Recycling Service to the Property and said agreement has not been amended, modified or supplemented.


Compactor Rental Agreement dated January 11, 1990 between Pacific Gateway Properties, Inc. (formerly Perini Investment Properties, Inc.) and Southern Texpak, Inc. (formerly Certified Compactor Rentals, Inc.) with respect to the provision of Trash Compactors to the Property, as supplemented by Equipment Schedules dated February 6, 1990 and as amended by letter dated April 28, 1995.


Landscape Management Agreement dated August 23, 1994 between Village Commerce Center Association and ISS Landscape Management Services, Inc. with respect to the
provision of Landscape Services to the lakeside park, the cost of which is shared by Village Commerce Center Association and Pacific Gateway Properties, and said agreement has not been amended, modified or supplemented.


Exterminating Service Agreement dated October 23, 1989 between Pacific Gateway Properties, Inc. (formerly Perini Investment Properties, Inc.) and Palm Beach Exterminating with respect to the provision of Exterminating Service to the Property and said agreement has not been amended, modified or supplemented.


Exterminating Service Agreement is on a month to month as needed basis between Pacific Gateway Properties, Inc. and Pioneer Pest Control with respect to the provision of Exterminating Service to the Property and said agreement has not been amended, modified or supplements.


Parking Lot Sweeping Agreement dated November 15, 1995 between Pacific Gateway Properties, Inc. and Total Maintenance Building Services, Inc. with respect to the provision of Sweeping the Parking Lot Once A Week to the Property and said agreement has not been amended, modified or supplemented.


Oral listing agreement with CB Commercial Real Estate Group, Inc. on the terms set
forth in that certain Exclusive Listing Agreement dated April 15, 1993, which expired by its terms on December 31, 1993.